                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 17, 2000 relating to the financial statements of Embarcadero Technologies, Inc., which appears in the Embarcadero Technologies, Inc. Registration Statement on Form S-1
(No. 333-30850). We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California

April 20, 2000